                                                                      Exhibit 99

                                                                        CDN GAAP

                              COGNOS INCORPORATED

                       CONSOLIDATED STATEMENTS OF INCOME

                   (US$000s except share amounts, CDN GAAP)

                                  (Unaudited)


                                                             Three months ended                      Six months ended
                                                                 August 31,                             August 31,
-----------------------------------------------------------------------------------------------------------------------------
                                                                2000               1999               2000               1999
-----------------------------------------------------------------------------------------------------------------------------
Revenue
   Product license                                          $ 61,485            $44,487           $118,218           $ 83,358
   Product support                                            35,692             28,247             68,975             55,766
   Services                                                   21,036             15,394             39,718             30,649
-----------------------------------------------------------------------------------------------------------------------------
Total revenue                                                118,213             88,128            226,911            169,773
-----------------------------------------------------------------------------------------------------------------------------
Operating expenses
   Cost of product license                                     1,713              1,001              3,442              2,055
   Cost of product support                                     4,071              3,336              8,345              6,431
   Selling, general, and administrative                       77,601             56,263            151,896            109,741
   Research and development                                   16,507             12,845             32,361             25,042
   Investment tax credits                                     (1,297)            (1,163)            (2,635)            (2,330)
-----------------------------------------------------------------------------------------------------------------------------
Total operating expenses                                      98,595             72,282            193,409            140,939
-----------------------------------------------------------------------------------------------------------------------------
Operating income                                              19,618             15,846             33,502             28,834
Interest expense                                                (156)              (201)              (310)              (333)
Interest income                                                3,097              1,674              5,679              3,405
-----------------------------------------------------------------------------------------------------------------------------
Income before taxes                                           22,559             17,319             38,871             31,906
Income tax provision                                           7,116              5,551             12,513             10,342
-----------------------------------------------------------------------------------------------------------------------------
Net income                                                  $ 15,443            $11,768           $ 26,358           $ 21,564
=============================================================================================================================

Net income per share
 Basic                                                      $   0.18            $  0.14           $   0.30           $   0.25
=============================================================================================================================
 Fully diluted                                              $   0.17            $  0.14           $   0.30           $   0.25
=============================================================================================================================

Weighted average number of shares (000s)
 Basic                                                        87,706             85,970             87,349             86,320
=============================================================================================================================
 Fully diluted                                                93,235             91,888             90,960             90,922
=============================================================================================================================

                                                                      Exhibit 99

                                                                        CDN GAAP

                              COGNOS INCORPORATED

                          CONSOLIDATED BALANCE SHEETS

                              (US$000s, CDN GAAP)

                                                                            August 31,           February 29,
                                                                                  2000                   2000
-------------------------------------------------------------------------------------------------------------
Assets                                                                      (Unaudited)
Current assets
 Cash and cash equivalents                                                    $175,536               $132,435
 Short-term investments                                                         47,716                 64,284
 Accounts receivable                                                           107,032                107,823
 Inventories                                                                       773                    806
 Prepaid expenses                                                               10,211                  7,840
-------------------------------------------------------------------------------------------------------------
                                                                               341,268                313,188
Fixed assets                                                                    61,819                 44,835
Intangible assets                                                               34,683                 40,158
-------------------------------------------------------------------------------------------------------------
                                                                              $437,770               $398,181
=============================================================================================================

Liabilities
Current liabilities
 Accounts payable                                                             $ 22,117               $ 22,908
 Accrued charges                                                                21,564                 17,540
 Salaries, commissions, and related items                                       21,789                 24,024
 Income taxes payable                                                            6,189                  3,548
 Current portion of long-term debt                                               2,091                  2,176
 Deferred revenue                                                               74,769                 76,537
-------------------------------------------------------------------------------------------------------------
                                                                               148,519                146,733
Long-term liabilities                                                            2,940                  2,699
Deferred income taxes                                                           20,319                 21,730
-------------------------------------------------------------------------------------------------------------
                                                                               171,778                171,162
-------------------------------------------------------------------------------------------------------------

Stockholders' Equity
Capital stock
 Common shares       (August 31, 2000 - 87,923,232;
                      February 29, 2000 - 86,657,578)                          122,752                106,936
Retained earnings                                                              150,699                126,316
Accumulated comprehensive items                                                 (7,459)                (6,233)
-------------------------------------------------------------------------------------------------------------
                                                                               265,992                227,019
-------------------------------------------------------------------------------------------------------------
                                                                              $437,770               $398,181
=============================================================================================================

                                                                      Exhibit 99

                                                                        CDN GAAP

                              COGNOS INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                              (US$000s, CDN GAAP)
                                  (Unaudited)

                                                                                             Six months ended
                                                                                                August 31,
---------------------------------------------------------------------------------------------------------------------
                                                                                               2000              1999
---------------------------------------------------------------------------------------------------------------------
Cash provided by (used in) operating activities
 Net income                                                                                $ 26,358          $ 21,564
 Non-cash items
  Depreciation and amortization                                                              14,725            12,322
  Deferred income taxes                                                                      (1,186)              435
  Loss on disposal of fixed assets                                                              213                55
---------------------------------------------------------------------------------------------------------------------
                                                                                             40,110            34,376
 Change in non-cash working capital
  Increase in accounts receivable                                                            (1,814)           (1,244)
  Decrease (increase) in inventory                                                               19              (124)
  Increase in prepaid expenses                                                               (2,595)           (1,625)
  Decrease in accounts payable                                                                 (166)           (3,127)
  Increase (decrease) in accrued charges                                                      4,333              (117)
  Decrease in salaries, commissions, and related items                                       (1,644)           (5,569)
  Increase (decrease) in income taxes payable                                                 2,689            (3,941)
  Increase (decrease) in deferred revenue                                                       (63)            1,571
---------------------------------------------------------------------------------------------------------------------
                                                                                             40,869            20,200
---------------------------------------------------------------------------------------------------------------------
Cash provided by (used in) investing activities
 Additions to fixed assets                                                                  (26,594)          (11,848)
 Maturity of short-term investments                                                          91,820           116,024
 Purchase of short-term investments                                                         (75,599)          (75,965)
 Acquisition costs                                                                             (854)           (2,562)
---------------------------------------------------------------------------------------------------------------------
                                                                                            (11,227)           25,649
---------------------------------------------------------------------------------------------------------------------
Cash provided by (used in) financing activities
 Issue of common shares (net)                                                                15,882             2,301
 Repurchase of shares                                                                        (2,041)          (18,488)
 Repayment of long-term debt                                                                    223              (464)
 Long-term payments                                                                             163                90
---------------------------------------------------------------------------------------------------------------------
                                                                                             14,227           (16,561)
---------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                                                        (768)              687
---------------------------------------------------------------------------------------------------------------------
Net increase in cash and cash equivalents                                                    43,101            29,975
Cash and cash equivalents, beginning of period                                              132,435            93,617

Cash and cash equivalents, end of period                                                    175,536           123,592
Short-term investments, end of period                                                        47,716            16,147
---------------------------------------------------------------------------------------------------------------------
Cash, cash equivalents, and short-term investments, end of period                          $223,252          $139,739
=====================================================================================================================